EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT, dated as of _______________, 2004, is entered into by and between PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation, with headquarters located at 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931 (the "Company"), and _______________(the "Purchaser").

                                R E C I T A L S :

     WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

     WHEREAS, the Company wishes to sell to the Purchaser and the Purchaser wish to buy from the Company shares of the Common Stock, $.001 par value, of the Company (the "Common Stock"), together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. Purchase.

     (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the Purchaser hereby agrees to pay to the Company a purchase price of $.75 per share of Common Stock for the number of shares indicated on the signature page hereto (the "Shares"), for the total purchase price indicated on the signature page hereto (the "Purchase Price"). The Purchase Price shall be within five (5) days of the Closing Date (as defined below) (the "Payment Date"). The payment shall be made pursuant to the payment schedule attached hereto as Annex I. The Company shall issue Certificates (as defined below) representing the Shares, and each Share shall have a Warrant attached, as provided below. The Certificates for the Shares shall be in substantially the same form as attached hereto as Annex II.

     (ii) The Purchase Price shall be payable in United States Dollars.

     b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

     (i) "1933 Act" means the Securities Act of 1933.

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     (ii) "1934 Act" means the Securities Act of 1934.

     (iii) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

     (iv) "Certificates" means the Shares and the Warrants, each duly executed by the Company and issued on the Closing Date in the name of the Purchaser.

     (v) "Closing Date" means the date of the closing of the purchase and sale of the Shares and Warrants, as provided herein.

     (vi) "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

     (vii) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex III (the "Joint Escrow Instructions").

     (viii) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

     (ix) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

     (x) "Finder" means Venture Catalyst, LLC.

     (xi) "Holder" means the Person holding the relevant Securities at the relevant time.

     (xii) "Last Audited Date" means December 31, 2003.

     (xiii) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Purchaser in the Transaction Agreements.

     (xiv) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

     (xv) "Piggyback Notice" shall have the meaning described in Section 9 hereof.

     (xvi) "Principal Trading Market" means The Over the Counter Bulletin Board.

     (xvii) "Purchase Price" shall have the meaning described in Section 1(a)(i) hereof.

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     (xviii) "Purchaser Control Person" means each director,  executive officer, promoter, and such other Persons as may be deemed in control of the relevant Purchaser pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

     (xix) "Registrable Securities" means the Shares, the Warrants, the Warrant Shares and any shares or other securities of the Company issued or issuable with respect thereto upon any stock split, stock dividend, recapitalization or similar event, excluding shares or other securities sold or transferred pursuant to an effective registration statement, sold or otherwise transferred pursuant to Rule 144 under the 1933 Act, sold or otherwise transferred pursuant to a transfer not requiring registration under the 1933 Act, held by a Holder who at such time is not an Affiliate of the Company and that are eligible for sale pursuant to Rule 144(k) under the 1933 Act, and held by a Holder who at such time is an Affiliate of the Company if all of such shares or other securities are eligible for sale pursuant to Rule 144 under the 1933 Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the 1933 Act.

     (xx) "Securities" means the Shares and the Warrants.

     (xxi) "State of Incorporation" means Nevada.

     (xxii) "Trading Day" means any day during which the Principal Trading Market shall be open for business.

     (xxiii) "Transaction Agreements" means this Securities Purchase Agreement, the Common Stock Certificate, the Joint Escrow Instructions and the Warrants and includes all ancillary documents referred to in those agreements.

     (xxiv) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

     c. Form of Payment; Delivery of Certificates.

     (i) On the Payment Date, the Purchaser shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent.

     (ii) No later than the Payment Date, but in any event promptly following payment by the Purchaser to the Escrow Agent of the Payment, the Company shall deliver the Certificate, each duly executed on behalf of the Company and issued in the name of the Purchaser, to the Purchaser. The Common Stock Certificate on the Payment Date shall be for the number of shares indicated on the signature page hereto.

     (iii) By signing this Agreement, each of the Purchaser and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

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     d. Method of Payment.  Payment  shall be made by wire  transfer of funds or via check to:

        Provectus Pharmaceuticals, Inc.
        7327 Oak Ridge Highway
        Knoxville, TN 37931
        Attn:  Peter R. Culpepper

pursuant to the wiring instructions provided in the Joint Escrow Instructions.

     2. PURCHASER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Purchaser's right to sell any of the Securities in compliance with the 1933 Act, the Purchaser is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Purchaser is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the loss of the entire Purchase Price.

     c. All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     d. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

     e. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Purchaser, including those set forth on Annex V hereto. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on Annex VI hereto (the documents listed on such Annex VI, to the extent available on EDGAR or otherwise provided to the Purchaser as indicated on said Annex VI, collectively, the "Company's SEC Documents").

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     f. The Purchaser understands that its investment in the Securities involves a high degree of risk.

     g. The Purchaser hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of its attorneys or agents, except as specifically set forth herein.

     h. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     i. This Agreement and the other Transaction Agreements to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     j. The Purchaser has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Purchaser shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

     k. The Purchaser hereby covenants and warrants that, between the Closing Date and the date on which he or she no longer holds any of the Securities, Purchaser will not engage in any hedging transactions or shorting transactions in any securities of the Company, including the Securities.

     l. The Purchaser hereby covenant and warrant that they are not acting as a "group" for purposes of Section 13 of the Securities Exchange Act of 1934.

     3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that, except as otherwise provided in the Annex V hereto or in the Company's SEC Documents:

     a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Shares or the Warrants. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

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     b. Status.  The Company is a corporation  duly organized,  validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is listed and quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing and quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such listing and quotation.

     c. Authorized Shares. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, $.001 par value per share, of which approximately 15,489,472 shares are outstanding as of September 30, 2004, and
(ii) 25,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are outstanding as of the date hereof. As of September 30, 2004, there were 19,902,078 shares of Common Stock outstanding on a fully diluted basis. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Securities. The Securities have been duly authorized and, when issued, in accordance with their terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.

     d. Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Certificates and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Certificates and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except where such conflict, breach or default which would not have or result in a Material Adverse Effect.

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     f.  Approvals.  No  authorization,   approval  or  consent  of  any  court,
governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since March 1, 2002, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

     h. Absence of Certain Changes. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect.

     j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

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     k. Absence of Certain Company Control Person Actions or Events. None of the
following has occurred during the past ten (10) years with respect to a Company Control Person:

     (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

     (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

     (ii) engaging in any type of business practice; or

     (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

     (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

     (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

     l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any stock option grants, convertible securities or any shares of its Common Stock, except as provided in Annex V hereto or the Company's SEC Documents.

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     m. No Undisclosed  Liabilities or Events. The Company has no liabilities or obligations  other than those  disclosed in the  Transaction  Agreements  or the
Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would
(X) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and
powers  of  the   shareholders   of  the  Common  Stock  or  (Y)  materially  or
substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     n. No Default. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     o. No Integrated Offering. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since March 30, 2004, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     p. Dilution. The number of Shares issuable upon conversion of the Warrants may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

     q. Fees to Brokers, Finders and Others. Except for payment of fees to the Finder, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

     r. Certain New Transactions. For purposes of this Agreement, "New Transaction" means the offer or sale of new common stock in a capital raising or other financing transaction by or on behalf of the Company to a new investor in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" does not include (i) the sale of the Securities to the Purchaser, (ii) the issuance of Common Stock upon the exercise or conversion of options, warrants, or convertible securities outstanding at the date hereof or in connection with a put exercised by the Company pursuant to the terms of an equity line agreement in effect on the date hereof, (iii) the issuance of options or warrants hereafter granted to employees or consultants for compensatory purposes or the issuance of Common Stock upon the exercise of such options or warrants, (iv) the issuance of Common Stock or securities exercisable for or convertible into Common Stock in connection with a merger, acquisition or other business combination or a strategic partnering or joint venture transaction or the exercise or conversion of such securities, (v) the issuance of Common Stock or securities exercisable for or convertible into Common Stock in connection with the settlement of claims which are the subject of law suits, arbitrations and similar proceedings or the conversion or exercise of such securities, and (vi) the issuance of warrants to equipment lessors in connection with capital lease transactions or the exercise of such warrants. If within 180 days of the Closing Date, the Company consummates a New Transaction in which it sells or is deemed to sell Common Stock or securities exercisable for or convertible into Common Stock at a lower price than the Shares, or issues warrants with an exercise price lower than the Warrants, then the Company shall issue additional shares of Common Stock so that the effective price per share for the Shares equals the price of the new shares and if the Company issues warrants, the exercise price of the warrants will be lowered to the price of the new warrants.

     4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Purchaser acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective registration statement, the certificates and other instruments representing any of the Securities (including the Warrant Shares) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Purchaser under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

     d. Reporting Status. So long as the Purchaser beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, at least through the date which is thirty (30) days after the later of the date on which all of the Warrants have been exercised or have expired.

     e. Use of Proceeds. The Company shall use the proceeds received hereunder as follows:


     (i) payment of certain fees to the Finder as described below in Section 4(i); and

     (ii) the remainder shall be used for general corporate purposes.

     f. Warrants. The Company agrees to issue to the Purchaser on the Payment Date transferable warrants (the "Warrants") for the purchase of a number of shares 150% of the number of Shares issued on the Payment Date, each Warrant with an exercise price of $1.00. The Warrants will expire on the date which is the third annual anniversary of the Payment Date. Each of the Warrants shall be in the form annexed hereto as Annex VII.

     g. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to the number of shares issuable upon exercise of all outstanding Warrants held by all Holders.

     h. Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports

(collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC.

     i. Finder Fees. The Company shall pay to the Finder a commission in the form of cash equal in value to ten percent (10%) of the gross proceeds from the sale of the Common Stock under this Agreement, as well as fifteen percent (15%) warrant commission. Such commission is more fully described in the Broker Commission Agreement between the Company and the Broker of even date herewith.

     j. Attorneys' Fees. The Company shall bear its legal fees and expenses incurred in connection with the preparation and negotiation of the documents contemplated by this transaction. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement

     5. TRANSFER AGENT INSTRUCTIONS.

     a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time, including upon exercise of the Warrants in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Purchaser or its nominee and in such denominations to be specified by the Purchaser in connection with each exercise of the Warrants. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Warrant Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Purchaser.

     b. Subject to the provisions of this Agreement, the Company will permit the Purchaser to exercise its right to exercise the Warrants in the manner contemplated by the Warrants.

     c. In lieu of delivering physical certificates representing the Securities, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     6. CLOSING DATE.

     a. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run. The Payment Date will occur simultaneously with the Closing Date, as provided in Annex I.

     b. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

     7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Purchaser understands that the Company's obligation to sell the Shares to the Purchaser pursuant to this Agreement on the Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement, the Joint Escrow Instructions and the Investor Questionnaire attached hereto as Annex VIII by the Purchaser;

     b. Delivery by the Purchaser to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price due for the Shares in accordance with Annex I of this Agreement;

     c. The accuracy on the Payment Date of the representations and warranties of the Purchaser contained in this Agreement and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser required to be performed on or before such date; and

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

     8. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE.

     The Company understands that the Purchaser's obligation to purchase the Shares on the Closing Date and on each subsequent Installment Payment Date is conditioned upon:

     a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

     b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

     c. The accuracy in all material respects on the Payment Date of the representations and warranties of the Company contained in this Agreement and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

     d. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser, substantially to the effect set forth in Annex IV attached hereto;

     e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

     f. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; and (iii) no minimum prices shall been established for securities traded on the Principal Trading Market.

     9. RIGHT TO PIGGYBACK.

     Any time during the period beginning on the Closing Date and ending on the second anniversary thereof, if the Company proposes to register any of its securities under the Securities Act (other than a registration pursuant to a registration on Form S-4 or any successor form or an offering of securities by the Company in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice (but in no event less than 15 days before the anticipated filing date of a registration statement filed to register such securities) to all Holders of its intention to effect such a registration (each, a "Piggyback Notice") and the Company will include in such registration, on such terms and conditions as the other securities to be included therein, all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 10 days after the date of sending of the Piggyback Notice.

     10. INDEMNIFICATION.

The Company agrees to indemnify and hold harmless each Purchaser and its officers, directors, employees, and agents, and each Purchaser Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which Purchaser, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Purchaser Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Purchaser's failure to perform any covenant or agreement contained in this Agreement or Purchaser's or its officers', directors', employees', agents' or Purchaser Control Persons' negligence, recklessness or bad faith in performing its obligations under this Agreement.

     11. JURY TRIAL WAIVER. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

     12. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Tennessee for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     13. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

     (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

     (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

     (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

Company:         PROVECTUS PHARMACEUTICALS, INC.
                 at its address at the head of this Agreement
                 Attn: Tim Scott
                 Telephone No.: (865) 769-4011
                 Telecopier No.: (865) 769-4013

                 with a copy to:

                 Linda Crouch
                 Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. 207 Mockingbird Lane
                 Post Office Box 3038 CRS
                 Johnson City, TN 37602
                 Telephone No.: (423) 928-0181
                 Telecopier No.: (423) 928-5694

Purchaser:       To the address set forth on the Investor Questionnaire attached hereto as Annex VIII.

                 with a copy to:
                 ___________________________________________
                 ___________________________________________
                 ___________________________________________
                 ___________________________________________

Escrow Agent:    First Tennessee Bank National Association
                 800 South Gay Street
                 Knoxville, TN 37902
                 Attn:  Corporate Department 280, Chip Goodwyn

     14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Purchaser' representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.




                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     The Purchase hereby agrees to purchase _______________ Shares at $.75 per Share for a total Purchase Price of $________________.

     IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by the Purchaser as of the date set forth below.


                                          ______________________________

Date:                , 2004               By:__________________________________
                                          Its:_________________________________


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.


PROVECTUS PHARMACEUTICALS, INC.



By:
   --------------------------------
Title:
      -----------------------------
Date:                              , 2004
     -----------------------------

                                     ANNEX I
                                PAYMENT SCHEDULE


Payment Date....................                 Within five (5) days of closing









                                    ANNEX I

                                    ANNEX II
                        FORM OF COMMON STOCK CERTIFICATE

























                                   ANNEX III

                                    ANNEX III
                            JOINT ESCROW INSTRUCTIONS

                            JOINT ESCROW INSTRUCTIONS

                              ______________, 2004



Dear First Tennessee Bank National Association:

As Escrow Agent for Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company"); the "Purchasers" as that term is defined in the Securities Purchase Agreement (the "Purchase Agreement") dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Annex III, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Purchase Agreement, in accordance with the instructions set forth below. All terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     15. Within five (5) days of the Closing Date, you are directed to:


     a. Accept via wire transfer from the Purchaser the Purchase Price indicated on the signature page of the Purchase Agreement.


     b. Wire transfer the cash portion of the Commission in the amount of ten percent (10%) pursuant to the following wire instructions:






     c. Wire transfer the remaining amount of to the Company pursuant to the following wire instructions:


            First Tennessee Bank - Memphis, Tennessee
            Branch:  Karns, Tennessee
            ABA # 084000026
            Account # 100777125


     16. This escrow shall terminate upon the performance in full of the Agreement.

                                   ANNEX III

     17. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.


     18. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.


     19. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.


     20. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.


     21. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.


     22. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.


     23. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery including delivery by express courier, or four (4) days after deposit in the United States Post

                                   ANNEX III

Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.


COMPANY:
PROVECTUS PHARMACEUTICALS, INC.
7327 Oak Ridge Highway, Suite A
Knoxville, TN  37931
Attn: Tim Scott
Telephone No.: (865) 769-4011
Telecopier No.: (865) 769-4013

with a copy to:

Linda Crouch
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
207 Mockingbird Lane
Post Office Box 3038 CRS
Johnson City, TN 37602
Telephone No.: (423) 928-0181
Telecopier No.: (423) 928-5694


Purchasers:       To the notice addresses on Exhibit A hereto.

Escrow Agent:     First Tennessee Bank National Association
                  800 South Gay Street
                  Knoxville, TN 37902
                  Attn:  Corporate Department 280, Chip Goodwyn

     24. Each party hereto agrees to reimburse you for all actual expenses incurred by you in acting hereunder and to indemnify you and to hold you harmless against any loss, liability and expense incurred without gross negligence or bad faith on your part arising out of or in connections with the acceptance or administration by you of your duties hereunder, including the costs and expenses of defending yourself against any claim of liability hereunder.


     25. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Purchase Agreement or the Redemption Agreement.


     26. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                   ANNEX III

     17. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Tennessee, as such laws are applied by Tennessee courts to contracts made and to be performed entirely in Tennessee by residents of that state.

















                                   ANNEX III

     IN WITNESS WHEREOF, these Joint Escrow Instructions have been duly executed by the Company, the Escrow Agent and the Purchasers as of the date set forth below.

                                         PROVECTUS PHARMACEUTICALS, INC.

                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------
                                         Date:                        , 2004
                                              ------------------------

                                         ESCROW AGENT:

                                         -----------------------------------

                                         Date:                        , 2004
                                              ------------------------

                                         PURCHASER:

                                         ------------------------------------

Date:                 , 2004             By:
     -----------------                      ---------------------------------
                                         Its:
                                             --------------------------------


                                   ANNEX III

                                    EXHIBIT A
                            Purchase Notice Addresses

                Purchaser                                Notice Address
                ---------                                --------------









Copy to:


















                                   ANNEX III

                                    ANNEX IV
                               OPINION OF COUNSEL





















                                    ANNEX IV

                                     ANNEX V
                          COMPANY DISCLOSURE MATERIALS

                                      None.




















                                    ANNEX V

                                    ANNEX VI
                   COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR






                          10QSB            08/16/2004
                          10QSB            05/17/2004
                          DEF 14A          04/29/2004
                          S-2/A            04/07/2004
                          10KSB/A          03/30/2004
                          10KSB            03/30/2004
                          8-K/A            03/25/2004
                          4                03/10/2004
                          4                03/01/2004
                          4                03/01/2004
                          4                03/01/2004
                          3                02/25/2004
                          S-2              02/12/2004
                          RW               02/11/2004
                          S-3              01/16/2004
                          8-K              12/15/2003
                          4                12/10/2003
                          REGDEX           12/04/2003
                          8-K              12/02/2003
                          10QSB            11/14/2003
                          S-8              10/01/2003
                          10QSB            08/14/2003
                          8-K              06/26/2003
                          4                06/18/2003
                          4                06/02/2003
                          4                05/30/2003
                          4                05/30/2003
                          4                05/30/2003
                          4                05/30/2003
                          8-K              05/22/2003
                          10QSB            05/09/2003
                          DEF 14A          04/30/2003
                          PRER14A          04/21/2003
                          10KSB            04/15/2003
                          PRE 14A          04/08/2003
                          NT 10-K          03/27/2003
                          8-K/A            01/09/2003
                          8-K              01/03/2003
                          8-K              12/20/2002
                          8-K              12/10/2002
                          8-K              11/27/2002
                          10QSB            11/15/2002
                          S-8              09/17/2002
                          10QSB/A          09/03/2002
                          8-K              08/20/2002
                          10QSB/A          08/15/2002


                                    ANNEX VI

                                    ANNEX VII
                                 FORM OF WARRANT


         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                         PROVECTUS PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation (the "Company"), _____________ or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 p.m., New York City time, on _______, 2007, ____________________
(_________) fully paid and nonassessable shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $1.00 per share, subject to further adjustment as set forth herein. Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Securities Purchase Agreement between the Company and the Holder dated _______, 2004 (the "Agreement").

2.   Exercise of Warrants.

     2.1  Method of Exercise.

     (a) This Warrant is exercisable in whole or in part at any time and from time to time. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

     (b) If the Notice of Exercise form elects a "cash" exercise, the Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

                                   ANNEX VII

     (c) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date

     2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock, or (iii) at the Holder's option, on at least sixty-five
(65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a duplicate Warrant and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Protection Against Dilution and Other Adjustments.

     6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

                                   ANNEX VII

     6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company prior to the exercise of this Warrant or its applicable portion, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the exercise date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

     6.3 Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company, then the Company shall notify the Holder at least thirty (30) days prior to the record date with respect to such Spin Off.

7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except for transfers to officers, employees and affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails, as follows:

         If to the Company, to:

         PROVECTUS PHARMACEUTICALS, INC.
         7327 Oak Ridge Highway, Suite A,
         Knoxville, TN 37931
         Telephone No.: (865) 769-4011
         Telecopier No.: (865)  769-4011

         with a copy to:

         Linda Crouch
         Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
         207 Mockingbird Lane
         PO Box 3038 CRS

                                   ANNEX VII

         Johnson City, Tennessee  37604
         Telephone No.: (423) 928-0181
         Telecopier No.: (423) 928-5694

         If to the Holder, to:


Any party may give notice in accordance with this Section to designate to another address or person for receipt of notices hereunder.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Tennessee. The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

11. Jury Trial Waiver. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the ____ day of ______, 2004.

                                      PROVECTUS PHARMACEUTICALS, INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                   ANNEX VII

                                   ANNEX VIII
                             INVESTOR QUESTIONNAIRE

                         PART I. INVESTOR IDENTIFICATION

1.  Name of Investor:___________________________________________________________

2.  Number of shares of Common Stock Investor wishes to purchase: ______________

3.  Total Investment Amount: $__________________________________________________
                                  ($.75 multiplied by the number of shares)

4.  Manner in which title is to be held (please check one):

    ____ Individual   ____ Partnership or LLC   ____ Corporation   ____ Trust

5. Address:                                  Telephone Numbers:

_______________________________________      Home (_____) _____-_______________
Street

_______________________________________      Business  (_____) _____-___________
City           State          Zip Code

6.  Investor is a resident or domiciliary of the State of:______________________
                                                                   (i)

                 PART II. INVESTOR SUITABILITY REPRESENTATIONS

     The Investor understands that the Common Stock (the "Securities") offered by the Company will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws.

     The Investor understands that the Company will sell the Securities only to persons whom it believes to be "accredited investors," as defined by Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act ("Accredited Investors"). The Investor understands that he, she, or it must, therefore, provide information to the Company which will enable the Company to determine whether the Investor qualifies as an Accredited Investor.

     The Investor represents and warrants to the Company that the Investor is an Accredited Investor for the following reason (Please mark the appropriate paragraph; only one paragraph need be marked):

_______  1.       Individual Net Worth Suitability:

                  The Investor's individual net worth or joint net worth with his spouse exceeds $1,000,000. (Note: This suitability requirement may be selected only by a natural person, and NOT by a corporation, partnership, limited liability company, trust, estate, unincorporated association or other entity.

                                       OR

_______  2.       Individual Net Income Suitability:

                  The Investor's individual net income was in excess of $200,000 in each of the two most recent years, or his or her joint income with his spouse was in excess of $300,000 in each of those years, and he reasonably expects his net income or joint net income with his spouse to reach such level in the current year. (Note: This suitability requirement may be selected only by a natural person, and NOT by a corporation, partnership, limited liability company, trust, estate, unincorporated association or other entity.

                                       OR

_______  3.       Certain Qualified Organizations:

                  The Investor is (check one):

                  ______ a. A corporation, partnership, limited liability company, business trust or an organization described in Section 501(c)(3)

                                   ANNEX VIII
                                    of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the securities offered, having total assets in excess of $5,000,000.

                  ______ b. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a Sophisticated Investor who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities.

                  ______ c. A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the 1933
                                    Act).

                  ______            d. An insurance company (as defined in
                                    Section 2(13) of the 1933 Act).

                  ______ e. An investment company registered under the Investment Company Act of 1940.


                  ______ f. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or private business development company as defined in
                                    Section 202(a)(22) of the Investment
                                    Advisers Act of 1940.

                  ______ g. A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958.

                                       OR

_______        4. Other Entity Suitability:

                  The Investor is a corporation, a partnership, a limited liability company, an unincorporated association or other similar entity, and that each owner of an equity interest in the entity satisfies the suitability requirements of paragraph
                  (1), (2) or (3) above.


                          [Remainder of page is blank]



                                   ANNEX VIII

                                 SIGNATURE PAGE

     Investor represents and warrants that (a) all the information contained herein is complete and accurate and contains no material omissions and may be relied upon by the Company, and (b) Investor will notify the Company in writing immediately of any change in any of such information.

     IN WITNESS WHEREOF, Investor has executed this Subscription Agreement on the date set forth below.


Dated:   ____________, 2004


SIGNATURE FOR INDIVIDUALS                         SIGNATURE FOR ENTITIES
(if filing a joint investment execute
signature lines for each investor)



---------------------------------------           ------------------------------
(Signature)                                       (Print Name of Entity)


---------------------------------------           By:
(Print Name of Individual)                           ---------------------------
                                                           (Signature)

                                                  ------------------------------
                                                  (Print Name of Person Signing)
---------------------------------------
(Signature)                                       Its:
                                                      --------------------------
                                                             (Title)
---------------------------------------           Address:
(Print Name of Individual)                                ----------------------
                                                          ----------------------
Address:                                                  ----------------------
        -------------------------------
        -------------------------------
        -------------------------------


                                   ANNEX VIII